eWELLNESS CORPORATION

Independent Auditors’ Report and Financial Statements

December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

eWellness Corporation

We have audited the accompanying balance sheets of eWellness Corporation (a development stage company) (the Company) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended, and the period from inception on August 1, 2012 through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eWellness Corporation (a development stage company) as of December 31, 2013 and 2012, and the results of its operations and cash flows for the periods then ended and for the period from inception on August 1, 2012 through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues, no operations, and no operating cash flows during the period from inception (August 1, 2012) through December 31, 2013. These issues raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds
Salt Lake City, Utah
April 1, 2014

F-1

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$-
Other Assets	4,770	-

Total Current Assets	4,770	-

Property, Plant and Equipment, net	4,074	-

TOTAL ASSETS	$8,844	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued expenses	$-	$-

TOTAL LIABILITIES	-	-

STOCKHOLDERS’ EQUITY
Common stock, authorized, 100,000,000 shares, $.001 par value, 9,000,000 and 0 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	9,000	-
Additional Paid in Capital	561,538	95,058
Accumulated deficit (during development stage)	(561,694)	(95,058)

Total Stockholders’ Equity	8,844	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,844	$-

The accompanying notes are an integral part of these financial statements

F-2

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2013	From inception (August 1, 2012) through December 31, 2012	From inception (August 1, 2012) through December 31, 2013
TOTAL REVENUES	$-	$-	$-

EXPENSES
Executive compensation	423,000	92,000	515,000
General and administrative	40,930	2,948	43,878
Research and development - related party	2,706	110	2,816

Total Expenses	466,636	95,058	561,694

NET LOSS	$(466,636)	$(95,058)	$(561,694)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.05)	$(0.01)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	9,000,000	9,000,000	9,000,000

The accompanying notes are an integral part of these financial statements

F-3

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Shares		Additional	Accumulated Deficit Development	Total Stockholders’
	Shares	Amount	Paid in Capital	Stage	Equity
Balance at Inception (August 1, 2012)	-	$-	$-	$-	$-

Contributed services			92,000		92,000

Expenses paid by shareholders			3,058		3,058

Net loss				(95,058)	(95,058)

Balance at December 31, 2012	-	$-	$95,058	$(95,058)	$-

Common stock issued at incorporation	9,000,000	9,000			9,000

Contributed services			414,000		414,000

Expenses paid and assets contributed by shareholders			52,480		52,480

Net loss				(466,636)	(466,636)

Balance at December 31, 2013	9,000,000	$9,000	$561,538	$(561,694)	$8,844

The accompanying notes are an integral part of these financial statements

F-4

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

STATEMENTS OF CASH FLOWS

	For year ended December 31, 2013	From inception (August 1, 2012) through December 31, 2012	From inception (August 1, 2012) through December 31, 2013
OPERATING ACTIVITIES
Net loss	$(466,636)	$(95,058)	$(561,694)
Adjustments to reconcile from net loss to net cash used in operating activities
Depreciation Expense	140	-	140
Contributed services	423,000	92,000	515,000
Expenses paid by shareholders	43,496	3,058	46,554
Changes in operating assets and liabilities
Accounts payable and accrued expenses	-	-	-

Net cash used in operating activities	$-	-	-

NET INCREASE IN CASH	-	-	-

CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$-	$-	$-

SUPPLEMENTAL INFORMATION
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Assets contributed by shareholders	$8,844	$-	$8,844

The accompanying notes are an integral part of these financial statements

F-5

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

Notes to the Financial Statements

Note 1. The Company

The Company and Nature of Business

eWellness Corporation (the “Company”) it in the development stage and has yet to begin operations as of December 31, 2013. The Company was incorporated under the laws of the State of Nevada on May 20, 2013. The Company is a development stage corporation that has developed a telemedicine platform that is anticipated to provide Distance Monitored Physical Therapy (“DMpt”) programs to pre-diabetic, cardiac and health challenged patients initiated through contracted physician practices and healthcare systems. The Company’s DMpt program has been specifically designed for lower back pain, pre-diabetic and heart attack patients.

Commencing on August 1, 2012, the date of inception for the accompanying financial statements, the Company’s founders contributed services and paid expenses on behalf of the Company. Accordingly, the balance sheets and related statements of operations, stockholders’ equity and cash flows reflect activity prior to the Company’s date of incorporation.

On November 13, 2013, the Company signed a non-binding Share Exchange Letter of Intent (“LOI”) with another company. The LOI contemplated signing a definitive agreement on or before December 31, 2013. On January 9, 2014, the LOI closing was extended from December 31, 2013 to March 1, 2014. On February 26, 2014, the LOI closing was extended from March 1, 2014 to March 31, 2014. On April 1, 2014, the LOI closing was extended from March 31, 2014 to April 30, 2014.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In accordance with ASC Topic 915, the Company has limited operations and is in the development stage of operation. The Financial Statements have been prepared using the accrual basis of accounting in accordance with U.S. GAAP.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these good faith estimates and judgments.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs; as such, the Company has incurred an operating loss since inception. Further, as of December 31, 2013, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.

F-6

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

Notes to the Financial Statements

Deferred Offering and Acquisition Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs will be charged against the capital raised. Should the offering be terminated, the deferred offering costs will be charged to operations during the period in which the offering is terminated. Direct acquisition costs will be expensed as incurred.

Fair value of financial instruments

The Company complies with the accounting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

Level 1 – quoted market prices in active markets for identical assets or liabilities.

Level 2 – inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2013 and 2012, the Company did not have Level 1, 2, or 3 financial assets or liabilities.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with an original maturity to the Company of three months or less.

Property and Equipment

Property and equipment consists of assets with useful lives longer than one year. Useful lives for assets have been determined to be 5 years for the Company.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

F-7

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

Notes to the Financial Statements

Research and Development

Research and development is primarily related to developing and improving methods related to our distance monitored physical therapy program. Research and development expenses are expensed when incurred. During the periods ended December 31, 2013 and 2012, there were $2,706 and $110 of research and development expenses, respectively, incurred that were paid by a related party.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2013.

The Company accounted for the issuance of 9,000,000 common shares at incorporation to be a formation transaction and has reflected the shares outstanding as of the earliest period presented.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is recorded to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

F-8

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

Notes to the Financial Statements

Note 3. Property and Equipment

Property and equipment consists of computer equipment that is stated at cost $4,214 and $0, less accumulated depreciation of $140 and $0 at December 31, 2013 and 2012, respectively. Depreciation expense was $140 and $0 for the years ended December 31, 2013 and 2012, respectively. Depreciation expense is computed using the straight-line method over the estimated useful life of the assets, which is five years for computer equipment.

Note 4. Related Parties Transactions

During the periods ended December 31, 2013 and 2012, related parties contributed services, equipment and other assets to the Company in the amounts of $475,480 and $95,058, respectively.

Note 5. Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes consists of the following as of December 31, 2013 and 2012:

	12/31/2013	12/31/2012
Current Tax
Federal	$-	$-
State	-	-
Deferred Tax
Federal	(15,067)	(940)
Benefits of operating loss carry forwards	15,067	940
State	-	-
Total Provision	-	-

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset are summarized below.

	12/31/2013	12/31/2012
Deferred Tax Assets
Current	$-	$-
Noncurrent
Net operating losses	15,067	940
Total noncurrent	$15,067	$940
Valuation Allowance	(15,067)	(940)
Net Deferred Taxes	$-	$-

The Company’s provision for income taxes was $0 for the periods ended December 31, 2013 and 2012, respectively. Because the Company incurred net operating losses since inception a full valuation allowance was recorded. The Company’s net federal operating loss carry forward of approximately $44,314 begins to expire in 2032.

F-9

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

Notes to the Financial Statements

Operating Losses Expires	Amount
2032	2,765
2033	41,549
Total	44,314

The Company’s valuation allowance increased by $14,127 from the previous balance of $940 as of December 31, 2012.

A reconciliation between income taxes at statutory tax rates (34%) and the actual income tax provision for continuing operations as of December 31, 2013 and 2012 is as follows:

	12/31/2013	12/31/2012

Expected provision (based on statutory rate)	$(158,656)	$(32,320)
Effect of:
Increase in valuation allowance	14,127	940
Contributed services	143,820	31,280
Non-deductible expenses	709	100
Actual provision	$-	$-

The Company did not identify any material uncertain tax positions of the Company on returns that have been filed or that will be filed. The Company has not had operations and has deferred items consisting entirely of unused Net Operating Losses as disclosed above. Since it is not thought that this Net Operating Loss will ever produce a tax benefit, even if examined by taxing authorities and disallowed entirely, there would be no effect on the financial statements.

The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the years ended December 31, 2013 and 2012, the Company did not recognize any interest or penalties, nor did we have any interest or penalties accrued as of December 31, 2013 and 2012 related to unrecognized benefits.

The Company will be filing for an extension of the federal income tax return in the U.S for the year ended December 31, 2013. The tax years ended December 31, 2013 and 2012 are open for examination for federal income tax purposes and by other major taxing jurisdictions to which we are subject.

Note 6. Stockholder’s Equity

The total number of shares of common stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.001 per share. At incorporation on May 20, 2013, the Company issued 9,000,000 shares at a cumulative par value of $9,000.

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders; election of directors shall be decided by a plurality of the votes cast. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore.

F-10

eWELLNESS CORPORATION

(A DEVELOPMENT STAGE CORPORATION)

Notes to the Financial Statements

Note 7. Commitments and Contingencies

The Company’s corporate offices are located at 11825 Major Street, Culver City, California. These facilities are furnished rent free by one of the Company’s shareholders. An imputed rent expense of $5,000 was recorded to the Statements of Operations and recorded as Additional Paid in Capital on the Balance Sheets Statement of Stockholders’ Equity for the period ended December 31, 2013.

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

The Company has engaged the services of legal counsel contingent upon completion of the Share Exchange Merger. Since the agreement stipulates that no fees will be charged until the merger is complete, the Company has recorded no expenses nor anything due for these services during the period ended December 31, 2013. If no merger is complete, there will be no expenses for the legal counsel services.

Note 8. Segment Reporting

The Company has one operating segment, which was identified based upon the availability of discrete financial information and the chief operating decision makers’ regular review of financial information.

Note 9. Subsequent Events

As discussed in Note 1, the non-binding LOI was extended from December 31, 2013 to April 30, 2014.

In March 2014, the Company raised $30,000 from an independent third party.

F-11